UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2009

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MEDICAL CONNECTIONS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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(Former Name of Registrant)

Florida

(State or Other Jurisdiction of Incorporation)

333-72376	65-0902373
(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 202E Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 353-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAVEAT PERTAINING TO FORWARD LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant’s reports filed with the Commission. This report contains “forward looking statements” relating to the Registrant’s current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variation thereof or comparable terminology are intended to identify forward- looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant’s control. Should one or more of these risks or uncertainties materialize or should the Registrant’s underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Luke Jansen resigned as the Company’s vice president effective July 10, 2009.

The resignation was for personal reasons.

The Company  does not have any plans to replace Mr. Jansen as vice president.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2009

Medical Connections Holdings, Inc.

By:	/s/ JOSEPH AZZATA
Joseph Azzata
Chief Executive Officer